Exhibit 10.1

VINTAGE PETROLEUM, INC.

AMENDMENT TO

RESTRICTED STOCK RIGHTS AWARD AGREEMENT(S)

October 13, 2005

[Name and address]

Dear ___________:

1. Background. Vintage Petroleum, Inc., a Delaware corporation (the “Company”), has granted to you certain performance-based restricted stock rights (collectively, the “Rights”) under the Company’s 1990 Stock Plan, as amended, pursuant to one or more Restricted Stock Rights Award Agreements (each, an “Award Agreement”) effective as of one or more of the following dates: May 25, 2004, December 2, 2004, March 16, 2005, and/or June 6, 2005 (each, a “Grant Date”).

2. Amendment. Each Award Agreement is hereby amended so that, notwithstanding anything to the contrary set forth in such Award Agreement, the restrictions described in Section 4(b) of such Award Agreement shall lapse with respect to 200% of the Base Number (as defined in such Award Agreement) of Rights awarded to you pursuant to such Award Agreement at the time of the occurrence of the merger contemplated by that certain Agreement and Plan of Merger dated as of October 13, 2005, by and among the Company, Occidental Petroleum Corporation, a Delaware corporation, and Occidental Transaction 1, LLC, a Delaware limited liability company (the “Merger”). For the avoidance of doubt: (a) this amendment shall only affect those Rights awarded to you on a Grant Date and shall in no way affect any performance-based restricted stock rights awarded to you by the Company on any other date, including, without limitation, October 13, 2005; and (b) no Base Number shall be affected by this amendment unless and until the Merger occurs.

3. Effective Date. This amendment shall be effective as of the day and year first above written.

4. Full Force and Effect. Except as amended by this amendment, all terms and provisions of each Award Agreement shall remain in full force and effect in accordance with their terms.

5. Governing Law. This amendment shall be deemed to have been made or incurred under the laws of the State of Delaware, and shall be construed and enforced in accordance with and governed by the laws of the State of Delaware.

6. Counterparts. This amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

If you accept this amendment and agree to the foregoing terms and conditions, please so confirm by signing and returning the duplicate copy of this amendment enclosed for that purpose.

VINTAGE PETROLEUM, INC.

By:
Name:
Title:

The foregoing amendment is accepted by me as of October 13, 2005, and I hereby agree to the terms, conditions, and restrictions set forth in each Award Agreement, as amended hereby.